Exhibit 3: Segment Information - Fourth Quarter 2007

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Spirits		Others
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	78.243	73.837	22.157	21.651	53.084	48.983	18.474	18.787	10.443	10.028	2.827	2.965
Other products	1.357	1.427	522	436	212	226	1.353	969	405	111	0	0
Total	79.601	75.264	22.679	22.087	53.295	49.209	19.827	19.756	10.848	10.139	2.827	2.965
% change	5,8%		2,7%		8,3%		0,4%		7,0%		-4,6%

Cost of sales	(29.620)	(26.421)	(10.693)	(10.344)	(23.697)	(22.370)	(12.328)	(13.370)	(6.052)	(5.712)	(1.712)	(1.905)
% of sales	37,2%	35,1%	47,1%	46,8%	44,5%	45,5%	62,2%	67,7%	55,8%	56,3%	60,5%	64,3%

SG&A	(25.348)	(23.932)	(9.531)	(8.908)	(23.006)	(21.555)	(6.508)	(6.552)	(3.993)	(3.870)	(455)	(522)
% of sales	31,8%	31,8%	42,0%	40,3%	43,2%	43,8%	32,8%	33,2%	36,8%	38,2%	16,1%	17,6%

Operating profit	24.633	24.911	2.455	2.835	6.592	5.284	991	(166)	804	557	661	537
% change	-1,1%		-13,4%		24,8%		NM		44,4%		23,1%
% of sales	30,9%	33,1%	10,8%	12,8%	12,4%	10,7%	5,0%	-0,8%	7,4%	5,5%	23,4%	18,1%

Depreciation	5.236	5.042	1.238	1.549	2.541	2.523	1.361	1.435	457	349	511	328
Amortization	5	3	30	41	-	0	99	100	7	7	-	0
EBITDA	29.874	29.957	3.723	4.424	9.133	7.806	2.451	1.368	1.267	912	1.171	865
% change	-0,3%		-15,9%		17,0%		79,1%		38,9%		35,5%
% of sales	37,5%	39,8%	16,4%	20,0%	17,1%	15,9%	12,4%	6,9%	11,7%	9,0%	41,4%	29,2%

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine***		Spirits
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
VOLUMES & PRICING
					Total**		Total		Total
Volume (HLs)	1.572.263	1.497.132	911.759	845.602	1.692.289	1.551.884	214.642	212.367	59.014	57.435
% change	5,0%		7,8%		9,0%		1,1%		2,7%

					Soft Drinks		Chile - Domestic
					1.130.929	1.029.900	115.303	112.815
					9,8%		2,2%
					Nectars		Chile - Bottled Exports
					181.657	159.061	85.713	89.399
					14,2%		-4,1%
					Mineral Water
					379.704	362.923	Argentina
					4,6%		13.626	10.153
							34,2%

* Volumes include exports of 59,172 HL (16,266 HL to Chile) and 59,709 HL (16,934 HL to Chile) in Q4'07 and Q4'06, respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 29.8 million and 27.3 million in Q4'07 and Q4'06, respectively.
*** Volumes do not include bulk volumes of 37,064 HL (26,401 HL from Chile exports and 10,663 HL from Argentina) and 22,798 HL (15,606 HL from Chile exports and 7,191 HL from Argentina) in Q4'07 and Q4'06, respectively.
						Total		Total
Price (Ch$ / HL)	49.765	49.319	24.301	25.605	31.368	31.563	86.069	88.465	176.964	174.604
% change (real)	0,9%		-5,1%		-0,6%		-2,7%		1,4%

					Soft Drinks		Chile - Domestic
					30.522	30.853	55.042	57.865
					-1,1%		-4,9%
					Nectars		Chile - Bottled Exports
					44.380	44.877	122.533	125.053
					-1,1%		-2,0%
					Mineral Water
					27.662	27.744	Argentina
					-0,3%		119.252	106.312
							12,2%

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